Reliant Holdings, Inc. S-1

Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090503

Filed in the office of	Document Number
Barbara K. Cegavske	20160452000-20
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/12/2016 3:34 PM
	Entity Number E0264582014-6

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

RELIANT HOLDINGS INC. [E0264582014-6]

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Articles I, II, III, IV, VI, VII, VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, and XVII have been amended.

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

RELIANT HOLDINGS, INC.

[E0264582014-6]

The Chief Executive Officer of Reliant Holdings, Inc. (the “Corporation”), a corporation organized under the laws of the State of Nevada, by signing below, does hereby certify that:

1.

Pursuant to the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes (“NRS”), the Corporation amends and restates its articles of incorporation as set forth below.

2.

The amendment and restatement of the Articles of Incorporation as set forth below was adopted by the Corporation’s sole director by unanimous written consent on October 3, 2016, in accordance with the provisions of NRS 78.315 and NRS 78.390.

3.

The amendment and restatement of the Articles of Incorporation as set forth below was approved by the written consent of stockholders holding a majority of the voting power of the Corporation on October 3, 2016.

4.

The undersigned officer has been authorized and directed by the sole director and the majority stockholders to execute and file this certificate setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to this date as follows:

ARTICLE I.

The name of the Corporation is Reliant Holdings, Inc.

ARTICLE II.

The Resident Agent for this corporation shall be InCorp Services, Inc. The address of the Resident Agent and the registered or statutory address of this Corporation in the state of Nevada shall be InCorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, Nevada 89169-6014.

ARTICLE III.

The total number of shares of stock that Reliant Holdings, Inc. (the “Corporation”) shall have authority to issue is 75,000,000, consisting of 70,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of “blank check” preferred stock par value $0.001 per share (“Preferred Stock”).

Page 1 of 5 Amended and Restated Articles of Incorporation of Reliant Holdings, Inc.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV.

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE V.

The purpose of the Corporation shall be any and all legal purposes.

ARTICLE VI.

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause. The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE VII.

The Corporation shall have perpetual existence.

Page 2 of 5 Amended and Restated Articles of Incorporation of Reliant Holdings, Inc.

ARTICLE VIII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE IX.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented.

ARTICLE X.

The Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Page 3 of 5 Amended and Restated Articles of Incorporation of Reliant Holdings, Inc.

ARTICLE XII.

Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

ARTICLE XIII.

No contract or other transaction between the Corporation and any other entity, whether or not a majority of the shares of the capital stock of such other entity is owned by this Corporation, and no act of this Corporation shall be in any way affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors, officers, members, managers, partners or control persons of such other entity. Any director of this Corporation, individually, or any firm of which such director may be an affiliate, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he, she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation, or a majority thereof; and any director of this Corporation who is also an affiliate of such other entity, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other entity or not so interested.

ARTICLE XIV.

The Corporation, pursuant to Section 78.434 of the Nevada Revised Statutes (“NRS”), elects not to be governed by Sections 78.411 to 78.444 of the NRS, inclusive.

Additionally, the Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793, inclusive, of the NRS.

ARTICLE XV.

The Board of Directors shall adopt the initial Bylaws of the Corporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, except as otherwise may be specifically provided in the Bylaws.

[Remainder of page left intentionally blank. Signature page follows.]

Page 4 of 5 Amended and Restated Articles of Incorporation of Reliant Holdings, Inc.

The undersigned Chief Executive Officer of the Corporation has executed these Amended and Restated Articles of Incorporation, certifying that the facts herein stated are true, this October 10, 2016.

Page 5 of 5 Amended and Restated Articles of Incorporation of Reliant Holdings, Inc.

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Reliant Holdings, Inc.

Name of Represented Business Entity

I, InCorp Services, Inc. am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 10/12/2016 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] Olivia Gonzales on behalf of InCorp Services, Inc. 10/12/2016

Authorized Signature of R.A. or On Behalf of R.A. Company — Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer — Date

Nevada Secretary of State Form RA Acceptance
Revised: 1-5-15